EXHIBIT 16

                       {LETTERHEAD OF DANIEL KENIA, P.C.}



Securities and Exchange Commission
Washington, DC  20549

Gentlemen:

We were previously the independent accountants for Grange National Banc Corp. We have read Grange National Banc Corp.'s statements included under Item 4 of its Form 8-K for October 31, 2001, and we agree with such statements insofar as they relate to our Firm.



                                                     /s/ Daniel Kenia, P.C.


Tunkhannock, Pennsylvania
October 31, 2001

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